Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended September 30, 2011 and 2010, June 30, 2011 and 2010

and the Nine-Month Periods Ended September 30, 2011 and 2010

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2011
Composite Materials	$138.4	$60.7	$63.3	$262.4
Engineered Products	69.0	20.2	0.2	89.4
Total	$207.4	$80.9	$63.5	$351.8
	59%	23%	18%	100%

Second Quarter 2011
Composite Materials	$150.9	$62.5	$63.4	$276.8
Engineered Products	56.9	19.2	0.8	76.9
Total	$207.8	$81.7	$64.2	$353.7
	59%	23%	18%	100%

Third Quarter 2010
Composite Materials	$110.3	$52.6	$61.7	$224.6
Engineered Products	47.3	21.8	0.8	69.9
Total	$157.6	$74.4	$62.5	$294.5
	54%	25%	21%	100%

Second Quarter 2010
Composite Materials	$113.9	$60.7	$64.3	$238.9
Engineered Products	47.1	18.7	0.4	66.2
Total	$161.0	$79.4	$64.7	$305.1
	53%	26%	21%	100%

Year to date September 30, 2011
Composite Materials	$432.5	$183.1	$179.9	$795.5
Engineered Products	180.3	59.2	2.1	241.6
Total	$612.8	$242.3	$182.0	$1,037.1
	59%	23%	18%	100%

Year to date September 30, 2010
Composite Materials	$333.5	$166.4	$164.0	$663.9
Engineered Products	137.1	59.9	1.7	198.7
Total	$470.6	$226.3	$165.7	$862.6
	55%	26%	19%	100%